As filed with the Securities and Exchange Commission on September 18, 2003

                             Registration No.______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         APEX WEALTH ENTERPRISES LIMITED
                             ____________________
             (Exact name of registrant as specified in its charter)

      The British Virgin Islands                        N/A                                   N/A
             ..............                         .............                     ..................
   (State or other jurisdiction of          (Primary Standard Industrial        (I.R.S. Employer Identification
    incorporation or organization)          Classification Code Number)                      No.)

                              Unit 1502, 15th Floor
                                World Wide House
                      19 Des Voeux Road Central, Hong Kong
                                 (852) 2736-2111
                     .......................................
                            .
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        NATIONAL REGISTERED AGENTS, INC.
                           875 Avenue of the Americas,
                       Suite 501 New York, New York 10001
                                 1-800-550-6724
                      ....................................
Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

        Simon C. Luk, Esq.                         Stephen Davis, Esq.
Heller Ehrman White & McAuliffe LLP        Heller Ehrman White & McAuliffe LLP
  35th Floor, One Exchange Square                  120 West 45th Street
         8 Connaught Place                       New York, New York 10036
        Central, Hong Kong                             212-832-8300
         011-852-2292-2000


Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE

------------------------------------ --------------- ---------------------- ----------------------- --------------
 Title of Each Class of Securities    Amount to be     Proposed Maximum        Proposed Maximum       Amount of
         to be Registered              Registered     Offering Price Per      Aggregate Offering    Registration
                                                           Unit                 Price                   Fee
Common Stock , $0.01 par value:
To be sold to the public for cash.     2,000,000             $0.01                 $20,000             $162.00

------------------------------------ --------------- ---------------------- ----------------------- --------------
     The registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a  further  amendment  which  specifically  states  that  the  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities  Act of 1933, or until the  registration  statement  shall become effective  on such  date  as the  Securities  and  Exchange  Commission,  acting pursuant to said Section 8(a), may determine.




                                                    APEX WEALTH ENTERPRISES LIMITED

                                                         CROSS REFERENCE SHEET

                                       Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K
---------------------------------------------------------------- -------------------------------------------------
REGISTRATION STATEMENT ITEM AND HEADING                          PROSPECTUS CAPTION
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
1.       Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus                  Facing Page; Outside Front Cover Page
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
2.       Inside Front and Outside Back Cover Pages of
         Prospectus                                              Inside Front Cover Page; Outside Back Cover Page
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
3.       Summary Information and Risk Factors                    Prospectus Summary; Summary Financial
                                                                 Information; Risk Factors
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
4.       Use of Proceeds
                                                                 Prospectus Summary; Use of Proceeds
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
5.       Determination of Offering Price                         Arbitrary Determination of Offering Price
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
6.       Dilution                                                Dilution
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
7.       Selling Security Holdings                               N/A
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
8.       Plan of Distribution                                    Outside Front Cover Page; Plan of Distribution
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
9.       Description of Securities to be Registered              Prospectus Summary; Description of Securities;
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
10.      Interests of Named Experts and Counsel                  Experts; Legal Matters
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
11.      (a). Information with Respect to the Registrant         Prospectus Summary; Use of Proceeds; Dividends
                                                                 and Dividend Policy; Dilution; Capitalization;
                                                                 Summary of Financial Information; Management's
                                                                 Discussion and Analysis of Financial Condition
                                                                 and Results of Operations; Business;
                                                                 Management; Description of Securities; Shares
                                                                 Eligible for Future Sale; Taxation; Certain
                                                                 Transactions; and Financial Statements
---------------------------------------------------------------- -------------------------------------------------
---------------------------------------------------------------- -------------------------------------------------
12.      Disclosure of Commission Position on Indemnification    N/A
         for Securities Act Liabilities
---------------------------------------------------------------- -------------------------------------------------


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             Preliminary Prospectus

                              SUBJECT TO COMPLETION

                         Apex Wealth Enterprises Limited

                        2,000,000 shares of common stock

     We are offering to sell 2,000,000 shares to the public for cash at an offering price of $0.01 per share. After we complete this offering, our founder will offer to sell up to 10,000,000 shares to third parties in connection with a future business combination. We will not receive any proceeds from the sale of shares by our founder.

     We are a recently organized company and have not engaged in any business to date. We have no specific plans to engage in any particular business in the future. We have approximately $100,256 in cash and no other tangible assets at the date of this prospectus. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with another company that has both a business history and operating assets. The offering price for our shares does not bear any relationship to established valuation standards.

     We are a "blank check company," as defined in Rule 419 of the Securities Act of 1933. This is an initial public offering of our shares. We will sell the 2,000,000 shares offered by us on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. We are offering the shares in 1,000 share blocks. The minimum subscription we will accept from any investor is 1,000 shares. We intend to offer the shares on a "self-underwritten" basis. Accordingly, our officers and directors will attempt to sell the shares without the assistance of a professional underwriter.

     We will deposit your money in a segregated subscription escrow account until we have received subscriptions for 2,000,000 shares. If all of the shares are not purchased within 90 days, we will terminate this offering and refund your money, together with any interest we earn on the subscription escrow account. If we successfully complete the offering, 10% of the subscription proceeds will be immediately released to us. The remaining 90% of the subscription proceeds, together with the stock certificates for the shares purchased by investors, will be retained in escrow for the benefit of investors until we comply with the requirements of Rule 419 and complete a business combination.

     There has never been a public market for our shares. You will not receive your stock certificate or be permitted to sell your shares until we comply with the requirements of Rule 419 and complete a business combination. At that time, you will be allowed to sell your shares, but there can be no assurance that anyone will want to buy them. If a public market for our shares develops, it is likely to be illiquid and volatile. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful OR complete. Any representation to the contrary is a criminal offense.

         Our shares are EXTREMELY speculative. The offering described in this Prospectus involves a VERY high degree of risk.Persons who cannot afford to lose their entire investment should not consider an investment in our shares.  See "Risk Factors"
------------------------------ --------------------------- --------------------------- ---------------------------
                               Price to Public (1)         Underwriting Discounts      Proceeds to the Company
                                                           and Commissions (2)
------------------------------ --------------------------- --------------------------- ---------------------------
------------------------------ --------------------------- --------------------------- ---------------------------
Per share                                $0.01                         --                        $0.01
------------------------------ --------------------------- --------------------------- ---------------------------
------------------------------ --------------------------- --------------------------- ---------------------------
TOTAL OFFERING (3)                      $20,000                        --                       $20,000
------------------------------ --------------------------- --------------------------- ---------------------------

(1)  Subscribers should make their check payable to " ___________ Bank, Subscription Escrow Agent for Apex Wealth Enterprises
     Limited."
(2)  We will not pay any underwriting discounts, selling commissions or finders' fees in connection with this offering.
(3)  We expect to pay out-of-pocket cash expenses of approximately $24,622 in connection with this offering.

         Any changes to this offering will be made by means of an amendment to our registration  statement and this  prospectus.
Since this  offering is subject to Rule 419,  you will not  receive a  certificate  for your shares  until the  safekeeping, disclosure  and reconfirmation requirements of Rule 419 are satisfied.

               The date of this prospectus is September 17, 2003

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form F-1 under the Securities Act of 1933 with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

     The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statement examined and reported upon by an independent certified public accountant. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN THE AFFAIRS OF THE COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

     Until  90 days  after  the date  when the  deposited  funds  and  deposited securities are released from the escrow account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.


                                                           Table of contents

PROSPECTUS SUMMARY................................................................................................9

SUMMARY FINANCIAL INFORMATION....................................................................................10

RISK FACTORS.....................................................................................................13

Specific Risks of Our Rule 419 Offering..........................................................................17

ARBITRARY DETERMINATION OF OFFERING PRICE........................................................................21

USE OF PROCEEDS..................................................................................................21

DIVIDEND AND DIVIDEND POLICY.....................................................................................22

CAPITALIZATION...................................................................................................23

DILUTION.........................................................................................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................25

BUSINESS.........................................................................................................26

MANAGEMENT.......................................................................................................34

PRINCIPAL STOCKHOLDERS...........................................................................................36

CERTAIN TRANSACTIONS.............................................................................................37

DESCRIPTION OF SECURITIES........................................................................................37

SHARES ELIGIBLE FOR FUTURE SALE..................................................................................38

PLAN OF DISTRIBUTION.............................................................................................40

EXPERTS..........................................................................................................42

LEGAL MATTERS....................................................................................................42

ADDITIONAL INFORMATION...........................................................................................42

APPENDIX I......................................................................................................A-1

FINANCIAL STATEMENTS............................................................................................F-1


                               PROSPECTUS SUMMARY

     The following is a summary of certain detailed information discussed elsewhere in this prospectus. This summary does not contain all the information you should consider before making an investment decision. You should carefully read the entire prospectus, including our financial statements and both appendixes.

                                   The Company

     Apex Wealth Enterprises Limited is a "blank check company" that has approximately $100,256 in cash and no other tangible assets on the date of this prospectus. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with another company that has both a business history and operating assets. We will refer to acquisition candidates as "targets" in this prospectus. We have not engaged in any business activities to date, and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to any particular industry. Our business plan is entirely contingent on the successful completion of this offering.

     If we complete this offering, we believe the owners of a target may conclude that a business combination with us is an attractive alternative to an initial public offering. We have not identified a target or commenced negotiations for a business combination. There can be no assurance that we will be able to identify a target or negotiate a business combination.

     We were incorporated in the British Virgin Islands on April 8, 2002. Our principal executive office is located at Unit 1502, 15th Floor, World Wide House, 19 Des Voeux Road Central, Hong Kong, SAR. Our telephone number is (852) 2736-5511.

                                  The Offering

     Our founder bought 10,000,000 (post stock split) shares of common stock for $100,000 in cash when they organized our company. These founder's shares are the only stock outstanding at the date of this prospectus.

     We are offering 2,000,000 shares of common stock to the public at a price of $0.01 per share. We are offering the shares in 1,000 share blocks. The minimum subscription we will accept from any investor is 1,000 shares. After we complete this offering, our founder will offer to sell up to 10,000,000 shares to third parties in connection with a future business combination.

                                 Use of Proceeds

     We will receive total cash proceeds of $20,000 from this offering. Of this amount, $18,000 will be deposited in the Rule 419 escrow and $2,000 will be released to us. We expect to pay approximately $24,662 in out-of-pocket costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations.

                       Enforceability Of Civil Liabilities

     We are organized under the laws of The British Virgin Islands, and all or a substantial portion of our assets are or may be located outside the United States. In addition, certain of the directors and officers and certain of the experts named herein are nationals or residents of Hong Kong, and all or a substantial portion of the assets of such persons are or may be located outside the United States. We have appointed National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501 New York, New York 10001 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the District of New York under the laws of the United States or any state, or any action brought against it in the Supreme Court of the State of New York in the County of New York under the laws of the State of New York. However, it may be difficult for investors to enforce outside the United States judgments against us or any of our officers and directors or the experts named herein obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States federal or state courts, including judgments predicated upon the civil liability provisions of United States federal securities laws.

     The Offering Described In This Prospectus Is Subject To Rule 419 Of The
                             Securities Act Of 1933

     We are a "blank check company," as defined in Rule 419(a)(2) of the Securities Act of 1933, and this offering is subject to the requirements of that rule. Our offering may also be referred to as a "blind pool" because neither you nor we know what our business will ultimately be. The following introductory information explains the requirements of Rule 419 and describes the procedures we will follow to insure compliance therewith. Appendix I to this prospectus is the full text of Rule 419.

                          SUMMARY FINANCIAL INFORMATION

     The following table presents summary information on our financial condition and results of operations as of May 30, 2003 and for the period from April 8, 2002 (inception) through May 30, 2003. It also presents a pro forma case which gives immediate effect to the completion of this offering. The Summary Financial Information is qualified in its entirety by our financial statements.




                                                                                                              As of
                                                                                                       May 30, 2003
Statement of operations                                                                                           $
Revenues                                                                                                          0
Net Loss                                                                                                    (4,072)
Net Loss Per Share                                                                                           0.0004
Shares outstanding                                                                                       10,000,000
                                                                                                    ----------------

Balance Sheet Date                                                                       As of                After
                                                                                  May 30, 2003             Offering

Current Assets                                                                         100,256              102,256

Total Assets                                                                           100,256              102,256

Total Liabilities                                                                        4,328               28,990

Shareholders' Equity                                                                    95,928               73,266

                                                                                   =================   ===========

Plan of Operations

     After we complete this offering, our founder may offer to sell or transfer up to 10,000,000 founder's shares to the owners of a target, or other persons who are involved in the proposed transaction. The founder's shares have not been included in our registration statement. We will not receive any proceeds from the sale of the founder's shares.

     The terms of any proposed resale or other transfer of the founder's shares will be determined by arms-length negotiation between our founder and the representatives of a potential target. "Shell companies" such as ours typically maintain a market value that depends on a variety of factors. We expect that the ultimate sales price of the founder's shares will be in line with the market value for similar shells at the time of the transaction.

     The following table provides summary pro forma information on the potential future ownership of our company if all of the founder's shares are sold or transferred to persons designated by the owners of a target.

------------------------------------------ --------------- ----------------------- ------------------ ------------
Current Officers and Directors             Original        Stock   issuances  and  Likely future      Percent  of
                                           holdings        (sales)                 ownership          total
------------------------------------------ --------------- ----------------------- ------------------ ------------
------------------------------------------ --------------- ----------------------- ------------------ ------------
Founder's shares                             10,000,000         (10,000,000)               -              0%
------------------------------------------ --------------- ----------------------- ------------------ ------------
------------------------------------------ --------------- ----------------------- ------------------ ------------
Investors in this offering                                       2,000,000             2,000,000          17%
------------------------------------------ --------------- ----------------------- ------------------ ------------
------------------------------------------ --------------- ----------------------- ------------------ ------------
Owners   of  the   target   Purchase   of                        10,000,000           10,000,000
founder's shares                                                                                          83%
------------------------------------------ --------------- ----------------------- ------------------ ------------
------------------------------------------ --------------- ----------------------- ------------------ ------------
Total                                                            12,000,000           12,000,000         100%
------------------------------------------ --------------- ----------------------- ------------------ ------------
------------------------------------------ --------------- ----------------------- ------------------ ------------
Total shares  outstanding  after business                                             12,000,000        100.00%
combination
------------------------------------------ --------------- ----------------------- ------------------ ------------



     Before  a  business   combination   can  be  completed,   we  must  file  a
post-effective amendment to our registration statement and deliver a final prospectus to each investor. Our final prospectus will provide detailed information on the terms of the proposed business combination and the terms of any agreements for the sale or transfer of the founder's shares. Investors will then have not less than 20 days and no more than 45 days to determine whether they want to remain stockholders of our company.

                                  RISK FACTORS

     Our shares are extremely speculative and the offering described in this prospectus involves a very high degree of risk. In fact, our officers and directors believe that a public offering by a blank check company like ours involves one of the most speculative and risky investment opportunities available. You should carefully consider the specific risks described below, together with the other information in this prospectus, before making a decision to invest in our shares. Persons who cannot afford to lose their entire investment should not purchase our shares.

                       General Risks of Rule 419 Offerings

     You will not be able to withdraw your money from the subscription escrow or the Rule 419 escrow.

     All subscriptions to purchase shares are irrevocable upon receipt by our subscription escrow agent. Accordingly, you will have no right to withdraw your money from the subscription escrow during the offering period. If we successfully complete this offering, you will have no right to withdraw your money from the Rule 419 escrow. If we negotiate a business combination, you will be given an opportunity to either reconfirm your investment, or receive a refund of your pro rata share of the escrowed funds. If we fail to complete a business combination, you will receive a liquidating distribution equal to your pro rata share of our remaining assets, together with a distribution from the Rule 419 escrow equal to your pro rata share of the escrowed funds. You should not purchase our shares if you are seeking investment liquidity.

      OUR SUBSCRIPTION ESCROW WILL BE INVESTED AT ORDINARY PASSBOOK SAVINGS RATES, AND WE WILL KEEP THE INTEREST IF THIS OFFERING IS SUCCESSFULLY COMPLETED.

     The funds we deposit in our subscription escrow will be held in an insured bank deposit at ordinary passbook savings rates. If we fail to complete this offering, your subscription funds will be returned to you, together with any interest we earn on your money while it is deposited in the subscription escrow. If we sell all 2,000,000 shares offered by us, the interest we earn on the subscription escrow will be transferred to the Rule 419 escrow. In that event, you will not receive any credit for the interest we earn on your subscription funds during the period between the date of your investment and the closing date of the offering. Instead, all interest we earn on the subscription escrow will simply be treated as additional subscription proceeds and allocated among all investors on a pro rata basis.

     10% OF YOUR INVESTMENT WILL BE IMMEDIATELY USED TO PAY OFFERING COSTS.

     While we will deposit 90% of the offering proceeds in the Rule 419 escrow, we will use 10% of the proceeds to pay the costs of this offering. In case of a distribution of the offering proceeds, only $18,000 will be available for distribution.

         THE ESCROWED FUNDS WILL NOT GENERATE SUBSTANTIAL INTEREST.

     The escrowed funds will be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. Currently, investments of this nature yield an annual return of less than 3%, far less than other investment options. If we negotiate a business combination and you reconfirm your investment, the interest we earn on the escrowed funds will be released to us. If we are obligated to distribute your share of the escrowed funds, you will also receive your pro rata share of any interest we earn.

     We will not generate any operating revenue until we complete a business combination. While our primary business goal is to increase stockholder value by concluding a business combination with an operating company, we cannot give you any assurance that any target we acquire will have material revenue, profitable operations or other characteristics that are prerequisites for a viable public company.

     We will have limited operating cash and may be forced to abandon our business plan.

     After paying our offering expenses and current liabilities and establishing the Rule 419 escrow, we will have approximately $73,266 in cash. We will use this cash to pay the costs of operating our company and the fees of our independent auditors, our outside legal counsel and any other experts we hire to assist in our investigations. If we spend our available cash and are unable to obtain additional financing, we may be forced to abandon our business plan, liquidate our company and distribute the escrowed funds to investors.

     Our officers and directors will be able to approve all corporate actions without your consent.

     After this offering, Mr. Li Sze Tang, one of our officers and a director will own 83.33% of our outstanding common stock. Therefore, he will have the voting power to unilaterally approve all corporate transactions without the consent of any other stockholders. You will have no effective voice in decisions made by our company.

     The process of negotiating a business combination between a public shell and a private company involves a delicate balancing of interests that is frequently unsuccessful.

     The vast majority of private companies do not have the fundamental business potential to become viable public companies. Even when a private company has the potential, a well-structured business combination can be very difficult to negotiate and implement. The full range of legal and economic consequences of a shell transaction are not well understood by most legal and financial professionals, even professionals who specialize in securities matters.
Therefore, it can be difficult to strike a balance between the conflicting interests of the shell and the private company. We can give you no assurance that our officers and directors have the education, experience and ability required to negotiate a well-structured business combination. Further, we can give you no assurance that the officers of a target, or the professionals employed by them, will have the education, experience and ability required to successfully implement any business combination we ultimately negotiate. If the combined companies are unable to create a sustained public market for our stock, you may be unable to sell your shares at any price.

     You will not have an opportunity to approve or reject specific terms of a proposed business combination.

     Our officers and directors will negotiate all the terms of a proposed business combination. You will have no opportunity to participate in the negotiations, or to approve or reject specific terms. When all the terms of a proposed transaction have been negotiated, we will prepare a post-effective amendment to our registration statement and distribute a final prospectus to you. This final prospectus will contain detailed information concerning:

o        The business, history and properties of the target.

o Audited financial statements of the target and pro forma financial statements of the combined companies.

o The identity and experience of the directors and executive officers of the combined companies.

o        The terms of any agreements between our company and the target.

o The terms of any agreements relating to the sale or transfer of the founder's shares.

o        The pro forma ownership of our stock after the business combination.

o Other information required by applicable SEC rules, regulations and practice.

     While you will have the opportunity to decide whether you want to remain a stockholder of our company, you will have no opportunity to approve or disapprove of specific business terms proposed.

     WE WILL PROBABLY NOT BE ABLE TO MAKE MULTIPLE ACQUISITIONS AND OUR RECONFIRMATION OFFERING WILL BE A ONE TIME "TAKE IT OR LEAVE IT" PROPOSITION.

     Under Rule 419, we are required to file a post-effective amendment to our registration statement, deliver a final prospectus and conduct our reconfirmation offering as soon as we enter into acquisition agreements with an aggregate value that equals or exceeds 80% of the subscription proceeds, or $16,000 in the case of this offering. We are not likely to pursue a business combination that represents less than $500,000 in value. Therefore, we will probably not be able to make multiple acquisitions before we conduct our reconfirmation offering. If we select a target and make a reconfirmation offering that is not acceptable to our investors, we will not be given a second opportunity. Therefore, our reconfirmation offering will be a one time "take it or leave it" proposition.

     YOU MAY NOT BE ABLE TO RELY ON THE COLLECTIVE BUSINESS JUDGMENT OF OUR OTHER INVESTORS.

     Rule 419 does not establish a predetermined percentage of investors that must reconfirm their subscriptions before a business combination can be completed. Instead, it only requires that our final prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed business combination provides for a relatively low reconfirmation threshold, investors will not be able to rely on the collective business judgment of a large number of other investors in making their individual reconfirmation decisions. Conversely, if a proposed business combination provides for a relatively high reconfirmation threshold, our other investors, as a group, may have the power to effectively overrule your affirmative investment decision.

     WE EXPECT A BUSINESS COMBINATION TO RESULT IN A CHANGE IN CONTROL.

     We expect a business combination to result in a change in voting control of our company. We expect that the owners of a target will ask our current officers and directors to sell their founder's shares and resign in connection with a business combination. After a change in control, the owners of the target will have the right to appoint their own officers and directors, and our current stockholders will have no meaningful voice in the management of the combined companies. We can give you no assurance respecting the experience, qualifications or abilities of future management after a change in control.

     OUR BUSINESS COMBINATION MAY NOT BE SUCCESSFUL.

     Even if we are successful in locating, negotiating and consummating a business combination, we can give you no assurances that the combined companies will be successful. Operational risks include the possibility that the target will not ultimately or timely provide the core operations necessary for a viable commercial enterprise. In addition, lack of a defined business plan, lack of sufficient resources for success and a multitude of other factors could cause the business of the combined companies to fail. Financial risks involve the possible lack of revenues or profitable operations of the acquired business, incurrence of indebtedness and the subsequent need to service such indebtedness or the utilization of cash or other assets to consummate an acquisition. There can be no assurance that we will be able to successfully integrate the business operations of another entity with our company or that any growth opportunities anticipated as a result of a business combination will ever materialize.

     YOU WILL NOT BE ABLE TO SELL, PLEDGE OR OTHERWISE TRANSFER YOUR SHARES UNTIL WE COMPLETE A BUSINESS COMBINATION, AND THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET FOR OUR STOCK WILL EVER DEVELOP.

     We will deposit your stock certificate in the Rule 419 escrow until we complete a business combination. You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have complied with Rule 419 and the escrow agent has mailed your stock certificate to you. This process may take up a significant amount of time. When you are able to sell your shares, there can be no assurance that anyone will want to buy them. If a public market for our stock develops, it is likely to be illiquid and volatile. Accordingly, you may be unable to sell our shares when you want to. Even if there is a market, you may not be satisfied with the market price. You should be prepared to bear the economic risk of your investment for an indefinite period of time. You should not purchase our shares if you are seeking short-term appreciation.

     EVEN IF OUR STOCK BECOMES TRADED, WE ARE LIKELY TO BE SUBJECT TO SEC REGULATIONS RELATING TO LOW-PRICED STOCKS, WHICH COULD HAVE AN ADVERSE EFFECT ON THE MARKET FOR OUR SHARES.

     The Securities and Exchange Commission has adopted regulations concerning low-priced (or "penny") stocks. The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Our stock is likely to become, and may remain, a penny stock subject to these regulations. The regulations impose additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors. The additional burdens imposed upon broker/dealers by these penny stock requirements may discourage broker/dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and your ability as purchasers to sell our common stock in the secondary market. In addition, it is unlikely that any bank or financial institution will accept such penny stock as collateral, which could have an adverse effect in developing or sustaining any market for our common stock.

     THE COMBINED COMPANIES MAY BE UNABLE TO ATTRACT MARKET MAKERS.

     The development of a sustained public trading market depends upon not only the existence of willing buyers and sellers, but also on the participation of qualified market makers. No market makers have expressed any interest in our company. Following the consummation of a business combination and the disbursement of the escrowed funds, we hope that a number of broker/dealers will become market makers for our shares. Should this occur, the market bid and asked prices for our shares is likely to be significantly influenced by decisions of the market makers to buy or sell the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw quotations at any time. In addition, in order to become listed on the Nasdaq Stock Market's National Market or SmallCap Market, we need to have at least three registered and active market makers. No assurance can be given that any market making activities will commence or, if commenced, that they will continue.

     Our current officers and directors will probably not have any power to influence the after-market support activities of the combined companies.

     Since we expect a business combination to result in a change in control, our current officers and directors will probably not have any power to seek a market listing for our shares or take any other action to promote or improve any public market that does develop. We intend to address after-market support issues in our negotiations with potential targets, but there can be no assurance that we will be able to negotiate suitable after-market support requirements or that any terms we negotiate will prove to be effective. If the combined companies do not devote sufficient time and resources to developing an active trading market, you may be unable to sell your shares.

     MANY BLANK CHECK COMPANIES ARE COMPLETE FAILURES.

     There have been many cases where blank check companies have sold their shares to the public and then failed to negotiate a timely business combination. There have also been many cases where blank check companies have negotiated business combinations and the stockholders have either failed or refused to reconfirm their subscriptions. In all of these cases, the blank check companies involved were total failures from the investors' perspective. We can provide you no assurance that we will be able to negotiate a timely business combination or that our reconfirmation offering will be successful. If we fail to accomplish either of these goals, the return on your investment will be limited to your pro rata share of the escrowed funds and your pro rata share of our liquidating distribution.


                     SPECIFIC RISKS OF OUR RULE 419 OFFERING

   THE SUBSCRIPTION PROCEEDS RELEASED TO US WILL NOT BE SUFFICIENT TO PAY OUR
                          ANTICIPATED OFFERING COSTS.

     Our founders contributed $100,000 in cash when they organized our company. After paying our organizational and administrative expenses have a current cash balance of approximately $95,928. We will receive total cash proceeds of $20,000 from our initial public offering. Of this amount, $18,000 will be deposited in the Rule 419 escrow and $2,000 will be released to us. We expect to pay approximately $24,662 in out-of-pocket costs in connection with this offering. The proceeds released to us will not be sufficient to pay our offering costs.Therefore, this offering will not be a significant source of cash that can be used to finance our operations.

     ALL OF OUR OFFICERS AND DIRECTORS WILL FACE SUBSTANTIAL CONFLICTS OF INTEREST.

     Our officers and directors are not required, by contract or otherwise, to devote any specific amount of time to our business. Each of our officers and directors is actively involved in other business pursuits. Therefore, all of our officers and directors will face conflicts of interest in allocating their time between our company and their other business interests.

     All of our officers and directors have retained the right to pursue other business interests, including interests that may be competitive with the business of our company. Our officers and directors will all be obligated to present any business opportunities that come to their attention to our Board of Directors. They may also have a similar obligation to present such a business opportunity to the board of directors of a competitive entity. If any of our officers, directors or advisors becomes subject to a potential conflict of interest, the underlying facts that give rise to the potential conflict must be fully disclosed to our Board of Directors. Because of the potential for conflicting obligations, our company will not necessarily have a preferential right to exploit all opportunities that come to the attention of our officers and directors. The potential for conflicting obligations and business activities among the members of our management team may limit the opportunities available to our company.

     Our founders bought 10,000,000 shares of common stock for $100,000. We believe the owners of a target will probably want to acquire or direct the disposition of these founder's shares in connection with a business combination. To facilitate the sale or transfer of the founder's shares, we have included the founder's shares in our registration statement. Investors will not be entitled to share in any proceeds from the sale of the founder's shares. Under the circumstances, it is likely that a series of related transactions will result in the transfer of business assets to our company and the payment of cash to our founders. Therefore, the personal pecuniary interests of our founders may conflict with their fiduciary duties to stockholders.

     IF WE LOSE THE SERVICES OF LI SZE TANG, WE WOULD HAVE DIFFICULTY FINDING A SUITABLE TARGET.

     Our ability to successfully identify a suitable target and negotiate a business combination will be largely dependent upon the personal efforts and abilities of Li Sze Tang, one of our directors. We have not entered into an employment agreement with Li Sze Tang or obtained any "key man" life insurance on his life. The loss of Li Sze Tang's services could have a material adverse effect on our ability to successfully achieve our business objectives, including selecting a suitable target and negotiating a business combination.

     WE DO NOT INTEND TO BEGIN NEGOTIATIONS WITH POTENTIAL TARGETS UNTIL WE COMPLETE THIS OFFERING.

     While our officers and directors believe, based on prior business experience, that suitable targets currently exist, we have not commenced negotiations with any potential targets or made any commitments to enter into negotiations. We do not intend to begin any negotiations until we complete this offering. If an acquisition becomes probable before we complete this offering, Rule 419 will require that we suspend the offering, file a post-effective amendment to our registration statement and conduct our reconfirmation offering immediately.

     WE MAY NOT BE ABLE TO IDENTIFY A TARGET AND COMPLETE A BUSINESS COMBINATION IN A TIMELY FASHION.

     The search for a suitable target can be very time consuming. There can be no assurance that we will be able to identify a suitable target in a timely manner. If we are unable to identify a suitable target in a timely manner, we will be forced to abandon our business plan in its entirety. This will increase the risk that we might truncate our due diligence procedures, lower our expectations or liberalize our selection standards with the passage of time.

     Business combinations are complex transactions that frequently take a long time to investigate, structure, negotiate and document. We expect to encounter significant delays during the due diligence process. We may also encounter significant delays in negotiating the specific terms and conditions of a business combination. After we have negotiated and documented a business combination, we will be required to file a post-effective amendment to our registration statement before we can commence our reconfirmation offering. This process may also result in unforeseen delays as we coordinate the response to any questions, comments or requests for additional information that may arise.

     WE MAY NOT ACCURATELY ASSESS THE QUALIFICATIONS OF MANAGEMENT OF A POTENTIAL TARGET BUSINESS.

     We cannot assure you that our assessment of the skills, qualifications and abilities of the management of a target will prove to be correct, especially in light of the inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that the management of a prospective target will have the necessary skills, qualifications and abilities to manage a public company.

     Since we have not identified a target or selected a particular industry, we are unable to ascertain the merits or risks of the business or industry in which we may ultimately operate.

     We have not identified a target and do not intend to focus our search for a target in any particular industry. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of a particular target or the industry in which we may ultimately operate. After the completion of a business combination, we will be subject to both the specific risks of our target and the more general risks of the industry in which the target operates. Although our management will endeavor to evaluate the risks inherent in a target and the industry in which it operates, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

     THE SALE OF A SUBSTANTIAL NUMBER OF SHARES IN THE PUBLIC MARKET FOLLOWING THE COMPLETION OF A BUSINESS COMBINATION COULD ADVERSELY AFFECT THE PRICE FOR OUR STOCK.

     After completing a business combination, we will have up to 12,000,000 shares of common stock outstanding. While we believe the bulk of our shares will be subject to legal or contractual restrictions on resale, we can offer you no assurance that substantial amounts of our stock will not be eligible for immediate resale.

     Under Rule 144 of the Securities Act of 1933, the term "restricted securities" includes stock that has been registered under the Securities Act of 1933, but is held by a person who is an "affiliate" of the issuer of such securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities. Therefore the term affiliate generally includes all officers, directors and owners of 10% or more of an issuer's securities.

     A stockholder's ability to resell registered shares of our stock will be dependent on (a) his status as an affiliate of our company before the business combination, (b) his status as an affiliate of the target before the business combination, and (c) his status as an affiliate of the combined companies after the business combination. In general,

o Purchasers of shares in this offering will be allowed to resell their shares without legal restriction when we complete a business combination and at any time thereafter.

o Current stockholders of a target who are not affiliates of the target or the combined companies will be allowed to resell their shares without legal restriction when we complete a business combination and at any time thereafter.

o Persons who are affiliates of our company or the target, but are not affiliates of the combined companies, will be required to comply with the notice, manner of sale and volume limitations of Rule 144 for a period of 1 year after the completion of a business combination. Thereafter, they will be allowed to resell their shares without legal restriction.

o Persons who are affiliates of the combined companies will be required to comply with the notice, manner of sale and volume limitations of Rule 144 for as long as they retain that status. Our founders paid $0.01 per share for the 10,000,000 shares they purchased in connection with the organization of our company.

     FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT PROVE TO BE ACCURATE.

     This  prospectus  includes  forward-looking   statements  on  a  number  of
subjects, including:

o        Our goals, business plan and strategies.

o        The availability of suitable targets.

o        Our ability to conduct an adequate due diligence investigation.

o        Our ability to negotiate a reasonable business combination.

o Our ability to execute our business plan within the restrictions of Rule 419.

o Other topics that can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and other similar words.

     These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, the risks factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, prospective purchasers should be aware that we cannot provide any assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

     THIS IS A SELF-UNDERWRITTEN OFFERING AND WE MAY NOT BE ABLE TO SUCCESSFULLY SELL OUR SHARES.

     This is a self-underwritten offering. No one has made any commitment to buy any of the shares being offered by us. Therefore, the success of this offering and the company will depend upon the success of the sales efforts of our officers and directors who will be selling the offering on our behalf. No broker or dealer has been retained or is under any obligation to purchase any of our shares. We cannot give any assurance that we will be successful in our fundraising efforts. If this offering is unsuccessful, our business will fail.

     OUR BUSINESS IS LIKELY TO FACE ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN.

     In addition to specific risks identified in the "Risk Factors" section of this prospectus, we are likely to face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial. Such unknown risks and uncertainties could ultimately impair our business and prospects. Prospective investors are urged to conduct their own investigation of our affairs and independently evaluate our business plan.


                    ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

o        The nature of our proposed business and their opinions on capital

o        structure issues.

o The amount per share paid by our founders when they organized our company.

o The requirements of Rule 419 and the amount needed to recover the out-of-pocket costs of this offering.

o        The general economics of transactions involving public shells.

o        The general condition of the equity markets.

     Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                                 USE OF PROCEEDS

     We will receive total proceeds of $20,000 from the sale of our shares. Of this amount, $18,000 (90%) will be retained in the Rule 419 escrow and $2,000 (10%) will be released to us. We expect to pay approximately $24,662 in offering costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations. The following table summarizes the use of proceeds from this offering.

        -------------------------------------------------------------- --------------------------
        Subscription proceeds                                          $20,000
        -------------------------------------------------------------- --------------------------
        -------------------------------------------------------------- --------------------------
        Proceeds transferred to Rule 419 escrow                        $18,000
        -------------------------------------------------------------- --------------------------
        -------------------------------------------------------------- --------------------------
        Proceeds used to pay offering expenses                         $2,000
        -------------------------------------------------------------- --------------------------
        -------------------------------------------------------------- --------------------------
        Proceeds available for use in our business                     --
        -------------------------------------------------------------- --------------------------
        -------------------------------------------------------------- --------------------------
        Total uses of subscription proceeds                            $20,000
        -------------------------------------------------------------- --------------------------


     The Rule 419 escrow will be held by ___________, as escrow agent, pending the completion of a business combination. The escrowed funds may only be held in the form of insured bank deposits, open-end money market funds, or short-term U.S. Government securities. The escrowed funds may not be used for any purpose until we have complied with the requirements of Rule 419 and completed a business combination. The proposed uses of the escrowed funds will be described in our final prospectus and distributed to investors in connection with our reconfirmation offering.

     After completing this offering, paying current liabilities and establishing the Rule 419 escrow, we will have approximately $73,266 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing a post-effective amendment to our registration statement. We will not pay any fees or other cash compensation to any of our officers, directors or advisors, or any of their affiliates.

     We expect to incur recurring expenses for the fees of our independent auditors and we may be required to make substantial cash payments to other experts we hire to assist in our investigations.


                          DIVIDEND AND DIVIDEND POLICY

     We have never declared or paid any dividends on our shares. We do not anticipate paying any dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the board of directors and will be dependant upon our financial condition and such other factors as the board of directors deem relevant.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of May 30, 2003.

------------------------------------------------------- ------------- -----------------------------------------
Rule 419 Escrow Data                                       Actual         Pro forma as after This offering
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Cash in Rule 419 Escrow (1)                                  --                       $18,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Shares in Rule 419 Escrow (2)                                --                      2,000,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Capitalization Data                                        Actual      Pro forma as after adjustment for this
                                                                              offering stock issuance
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Long-term debt                                               --                          --
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Common  stock,  $0.01 par  value,  100,000,000  shares
authorized,
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
10,000,000 shares outstanding at May 30, 2003             $100,000                   10,000,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
2,000,000 shares outstanding after offering                                          2,000,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Additional paid-in capital                                                             20,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------

------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Total stockholders' equity                                $100,000                    $120,000
------------------------------------------------------- ------------- -----------------------------------------
------------------------------------------------------- ------------- -----------------------------------------
Total capitalization                                      $100,000                    $120,000
------------------------------------------------------- ------------- -----------------------------------------


                                    DILUTION

     The escrow agent will hold 90% of the subscription proceeds in the Rule 419 escrow until after a business combination is negotiated. At that time, we will give every investor an opportunity to make a new investment decision on the basis of additional information. If any investor does not reconfirm his investment decision after receiving our final prospectus for our reconfirmation offering, the escrow agent will promptly refund his pro rata share of the escrowed funds. Under these circumstances, we believe a traditional dilution analysis has limited utility. The following discussion includes both a traditional dilution analysis and a comparison of relative risks and rewards.

Traditional Dilution Analysis

     Dilution is a reduction in the value of a purchaser's investment, generally measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of a share is equal to the stockholders' equity (deficit), as shown on our balance sheet, less intangible assets, divided by the number of shares outstanding. Our net tangible book value as of May 30, 2003 was $95,928, or approximately $0.0096 per common share.

     After giving immediate effect to our sale of 2,000,000 shares for cash, the transfer of $18,000 to the Rule 419 escrow and the payment of $24,662 in offering costs, our pro forma net tangible book value as of May 30, 2003 would have been approximately $77,594 or approximately $0.0065 per common share. This represents a dilution of approximately $0.0035 per share, or 35%, in the net tangible book value of the shares we are offering to investors. It also represents a dilution of approximately $0.0036 per share, or 32.30%, in the net tangible book value of shares held by our existing stockholders. The following table illustrates this dilution:

Public offering price per share
       Less: Mandatory deposit to Rule 419 Escrow                                            $0.01


          Net public offering price per share                                              ($0.009)      $0.001

Net tangible book value at May 30, 2003                                                    $0.0096
     Dilution to existing stockholders from offering
                                                                                          ($0.0031)
          Pro forma net tangible book value per share after this                                         $0.0065
offering

Dilution in the net tangible book value per share of stock                                               $0.0035
purchased by new investors


Comparison of Risks and Rewards

     After giving effect to the creation of the Rule 419 escrow, the following table summarizes the differences in the number of shares purchased and the cash placed at risk in our business by our existing stockholders and the investors who purchase shares in this offering.

----------------------------- ------------------------------ ------------------------------ ----------------------
                               Number of shares purchased    Amount of cash placed at risk      Cash at risk
                                                                                                  per share
----------------------------- ------------------------------ ------------------------------ ----------------------
----------------------------- -------------- ------------ -- -------------- -- ------------ ----------------------
                              Number         Percent         Amount            Percent
----------------------------- -------------- ------------ -- -------------- -- ------------ ----------------------
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------
Founding stockholders         10,000,000     83.33%          $100,000          83.00%                $0.01
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------
New investors                 2,000,000      16.66%          $20,000           16.00%                $0.01
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------
Total                         12,000,000     100.00%         $120,000          100.00%               $0.01
                              ==========     ======          ========          ======                =====
-------------------------- -- -------------- ------------ -- -------------- -- ------------ -- -------------------


     The average cash price paid for the 10,000,000 shares of common stock that will be held by "insiders" is $0.01 per share. This cash contribution is equal to 83.00% of the cash placed at risk in our business by the purchasers of the shares offered hereby.

     It is impossible to predict whether a business combination will ultimately result in significant "dilution" to the persons who purchase the shares offered hereby. If the target has a weak balance sheet, a business combination may result in significant dilution to the cash purchasers. If a target has a relatively strong balance sheet, there may be no dilution. If necessary, our post effective amendment and the prospectus for our reconfirmation offering will include a traditional dilution discussion.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

Introduction

     We were incorporated on April 8, 2002. On April 24, 2002, our founder purchased 10,000 shares of our common stock, par value of US$1.00for $10,000 in cash in connection with the organization of our company. On August 1, 2002 the authorized capital was subdivided from 50,000 shares or US$1.00 par value into 500,000 shares of US$0.10 par value. On May 12, 2002, the authorized capital was increased to US$1,000,000 divided into 100,000,00 share of common stock at US$0.01 par value. On May 12, 2002, the founder purchase an additional 9,000,000 shares of common stock for US$90,000. After paying $4,072 in organizational and administrative expenses , we have $95,928 in cash and no other tangible assets at the date of this prospectus.

     We are a blank check company. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with a target that has both business history and operating assets. We will not be able to implement our business plan unless this offering is successfully completed.

     We have not engaged in any business activities to date, and we have no specific plans to engage in any particular business in the future. We have not received any operating revenue or incurred any operating expenses to date. We will not commence our proposed business activities until after the successful completion of this offering.

     We are offering 2,000,000 shares to the public at a price of $0.01 per share. If this offering is successfully completed, we will receive total subscription proceeds of $20,000. Of this amount, $18,000 (90%) will be deposited in the Rule 419 escrow and $2,000 (10%) will be released to us. We expect to pay approximately $24,662 in out-of-pocket costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations. This is a "self-underwritten" offering and our officers and directors will attempt to sell the shares to the public without the assistance of a professional underwriter.

IMPACT OF RULE 419

     We are subject to the requirements of Rule 419. Therefore, we must deposit at least 90% of the subscription proceeds in a Rule 419 escrow. The Rule 419 escrow will be held by ___________, as escrow agent, pending the completion of a business combination.

The escrowed funds may not be used for any purpose until we have:

o        Negotiated a business combination with a suitable target.

o        Filed a post-effective amendment to our registration statement.

o Delivered a final prospectus to each purchaser that contains the detailed information, including financial statements, specified in Rule 419, specifies the time period for the reconfirmation offer, reminds investors that a failure to reconfirm a subscription will be treated as a refund request; and specifies the reconfirmation threshold that must be reached before the proposed business combination can close.

o Conducted a reconfirmation offering where each purchaser is given not less than 20 nor more than 45 days to confirm his intent to remain a stockholder in writing.

o Closed a business combination in accordance with the terms disclosed in our final prospectus.

     If any purchaser of shares fails to reconfirm his intent to remain a stockholder within the period specified in our final prospectus, the escrow agent will automatically refund that purchaser's share of the escrowed funds. If we fail to meet the reconfirmation threshold within the period specified in our final prospectus, the escrow agent will automatically distribute all of the escrowed funds to investors and return all stock certificates to us for cancellation.

Plan of Operations

     After completing this offering, paying organizational and administrative expenses and establishing the Rule 419 escrow, we expect to have approximately $73,266 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing one or more post-effective amendments to our registration statement. We will not pay any cash fees or other cash compensation to any of our officers, directors or advisors, or any of their affiliates.

     While our officers and directors have many of the skills required to implement our business plan, we expect to incur recurring expenses for the fees of our independent auditors and legal counsel. We may also be required to make substantial cash payments to other experts we hire to assist in our investigations.

     We intend to request a due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee. There can be no assurance that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs we will incur in connection with our investigations. We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the company will not be suitable for a business combination.

     We will not be able to rely on the exemptions provided by Securities and Exchange Commission Regulation D and Section 4(2) of the Securities Act of 1933 until after we have complied with the requirements of Rule 419 and closed a business combination. Therefore, we will not be able to sell additional equity securities to augment our working capital. While we have the corporate power to borrow money, credit is not likely to be available. Our officers, directors and principal stockholders have no duty to loan funds to our company. If we spend our available cash and are unable to obtain additional financing, we may be forced to abandon our business plan and refund the money in the Rule 419 escrow.


                                    BUSINESS

HISTORY AND ORGANIZATION

     We were incorporated in the British Virgin Islands on April 8, 2002. To date, our corporate activities have been limited to completing our organization and preparing our registration statement. We have not engaged in any substantive business activities to date and we have no specific plans to engage in any particular business in the future. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with a suitable target that has both business history and operating assets.

OUR BUSINESS GOALS

     We are a blank check company. Our business goal is to increase stockholder value by concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of the shares described in this prospectus. We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We will not focus our search for a target in any particular industry. Our business plan is entirely contingent on the success of this offering.

     We do not believe that the funds deposited in the Rule 419 escrow will be sufficient to finance the ongoing operations of any target we may acquire. Therefore, we do not intend to enter into a business combination with any target that has an immediate need for substantial additional capital. We intend to issue the acquisition shares in exchange for the assets or outstanding stock of our eventual target. These stock issuances are likely to result in a change in control. Therefore, we will not be able to effect more than one business combination.

     Our current officers and directors will have broad discretion with respect to the selection of a target and the negotiation of a business combination. They also have the voting power to unilaterally approve all corporate transactions until we complete a business combination. You will have no effective voice in decisions made by our company. Nevertheless, the subscription reconfirmation requirements of Rule 419 will give you the ultimate power to decide whether you want to remain a stockholder, or obtain a refund of your pro rata share of the funds in the Rule 419 escrow.

     After the completion of a business combination, we expect that the shares of the combined companies will be eligible for quotation on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities that is sponsored and operated by the NASD. We cannot give you any assurance that an active trading market will develop for the stock of the combined companies. We cannot predict the future market prices for the stock of the combined companies. If a public market for the shares develops, it is likely to be illiquid and volatile. If large quantities of the stock of the combined companies are offered for sale at the same time, it will be difficult to establish or maintain a stable market and the price is likely to fall. We believe the limitations on the number of shares that will be sold to a particular investor and the contractual restrictions on resale that are applicable to our officers, directors and advisors will help to minimize market volatility.

OVERVIEW OF SHELL TRANSACTIONS

     The two most common ways for a private company to "go public" are a traditional initial public offering, or IPO, and a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital for operations or expansion. But financing is not the only reason that private companies decide to go public. Other common reasons include:

o Creating an "alternative currency" (i.e., publicly traded shares) that can be used for acquisitions.

o Facilitating equity-based compensation, management succession and retirement plans.

o        Facilitating estate planning and establishing a "market value."

o Providing investment liquidity and preparing a foundation for future financing activities. In cases where the primary motive is a current need for capital, we believe a traditional IPO is the only prudent course of action. In other cases, however, we believe it is important for a private company to carefully weigh the pros and cons of each alternative. The following table highlights some of the differences we believe a private company should consider before deciding between an IPO and a business combination with an existing shell.

---------------------------------------------------------- -------------------------------------------------------
Characteristics of IPO Market                              Characteristics of Business Combination Market
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
An IPO usually generates substantial cash proceeds.        Business   combinations   do  not   usually   generate
                                                           substantial cash proceeds.
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
The IPO market can be very  "trendy," and if a company is  The business  combination  market is  frequently  less
not  in  a  "hot"   industry  it  can  be   difficult  or  concerned with current trends.
impossible to conduct an IPO.
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
Secondary  markets  develop  rapidly,   the  markets  are  Secondary   markets  develop   slowly,   liquidity  is
generally  liquid  and there is  usually  a good  balance  frequently  a  problem  and  there  are  usually  more
between sellers and buyers.                                sellers than buyers.
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
The  IPO  market  is very  sensitive  to  current  market  The business  combination  market has less sensitivity conditions  and deals are  frequently  aborted or delayed  to  current  market  conditions  and  deals  are  less
at a relatively late stage in the process.                 likely to be aborted or delayed in their final stages.
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
The  IPO  market  has a high  degree  of  visibility  and  The business  combination  market has  relatively  low companies  that complete an IPO find it  relatively  easy  visibility  and  companies  frequently  find  it  more
to develop "institutional" interest in their stock.        difficult  to  develop  "institutional"   interest  in
                                                           their stock.
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
Because of the  intense  competition  and  extensive  due  Companies  that  engage  in  shell   transactions  are
diligence  associated  with  the IPO  process,  companies  generally  viewed  with  skepticism  for  an  extended
that  complete  an  IPO  are   frequently   perceived  as  period of time.
substantial and credible.
---------------------------------------------------------- -------------------------------------------------------


     The generic term "public shell" can be used to describe any existing company that (1) has no substantial ongoing business activities, (2) has a large or widely held stockholder base, and (3) has outstanding stock that may be lawfully resold in the public securities markets by the existing stockholders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating the overall utility and value of a particular shell include:

----------------------------------- ------------------------------------------------------------------------------
Control Status                      Public  shells  that can  offer a  controlling  interest  to the  owners of a target are  generally  more  desirable  than shells  that cannot  implement a change in control.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Regulatory Status                   Public shells that are  registered  with the SEC are generally more desirable than shells  that will be  required  to register  with the SEC at some future date.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
1933 Act Registration               Public shells that have the ability to issue  registered  stock in connection with a business  combination  are generally  more  desirable than shells that can only issue restricted stock.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Trading Status                      Public shells that are listed for trading or eligible for  immediate  listing are generally  more  desirable  than shells that will be required to pursue a listing at a future date.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
                                    Public shells that have available  resources,  particularly  cash  resources,
Available Resources                 are generally more desirable than shells that have no available resources.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Prior Operations                    Public  shells that have no prior  operations  are generally  more  desirable than shells  that have prior  operations  and the  potential  for  contingent liabilities.
----------------------------------- ------------------------------------------------------------------------------
----------------------------------- ------------------------------------------------------------------------------
Stock Distribution                  Public shells that have a substantial  number of existing  stockholders and a relatively even  distribution of stock ownership are generally more desirable than shells that have a small number of  stockholders,  or a few stockholders who control large blocks of stock.
----------------------------------- ------------------------------------------------------------------------------

     While our officers and directors believe that suitable targets are available, we have not commenced negotiations with any potential targets or made any commitments to enter into negotiations. We do not intend to begin any negotiations until we complete this offering. If an acquisition becomes probable before we complete this offering, Rule 419 will require that we suspend the offering, file a post-effective amendment to our registration statement and conduct our reconfirmation offering.

     In developing a structure for our company and the terms of this offering, we have endeavored to maximize our prospective competitive advantages and minimize our prospective competitive disadvantages. If we can successfully complete this offering, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that prospective targets will find our structure more desirable than competitive shells.

ADMINISTRATION OF OUR AFFAIRS

     Li Sze Tang has been hired to serve as our president and director and manage the implementation of our business plan. He will assist in the identification and investigation of potential targets. Mr. Li is specifically authorized and obligated to (i) manage the administrative, accounting and reporting functions associated with our day-to-day operations, (ii) assist in the identification and investigation of potential targets, and (iii) assist in the negotiation of a business combination agreement.

     Li Sze Tang's only compensation will be a variable interest in the cash proceeds, if any, received by Mr. Li from his resale of the founder's shares.

Selecting a Target and Structuring a Business Combination

     We anticipate  that  potential  targets will be brought to our attention by our officers and directors, and various unaffiliated sources, including broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

     Our Founder may sell 10,000,000 founder's shares in connection with a business combination. Within these limits, our officers and directors will have virtually unlimited flexibility and discretion in negotiating the terms of a business combination. In evaluating a prospective target, our management will ordinarily consider the following factors, among others:

o        The target's liquidity, financial condition and results of operation.

o        The target's growth potential and future capital requirements.

o The nature, competitive position and market potential of the target's products, processes or services.

o The relative strengths and weaknesses of the target's intellectual property protection.

o The education, experience and abilities of management and key personnel.

o        The regulatory environment within the target's industry.

o The market performance of equity securities of similarly situated companies in the target's industry.

     The foregoing is not intended as an exhaustive list of the factors we may consider in connection with the evaluation of a potential target. While our evaluation of a particular target will be based, to the extent relevant, on the factors listed above, we will also consider other factors that our officers and directors deem relevant under the circumstances. In evaluating a prospective target, our management anticipates that we will conduct a due diligence review that will include, among other things, meetings with management and key personnel, inspection of properties and facilities, review of all material contracts, review of all financial statements and projections, and review of any other matters that we believe are relevant under the circumstances.

     We intend to request a modest due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee. There can be no assurance that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs we will incur in connection with our investigations. We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the potential target will not be suitable for a business combination.

     The time, effort and expense required to evaluate a target and to negotiate a proposed business combination cannot be predicted with any degree of accuracy. Our officers and directors are not employees of our company and they are not required to devote any specific amount of time to our business. In addition, we do not have any full time employees who will devote 100% of their time to our affairs. If our officers and directors are unable to devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination or comply with the requirements of Rule 419 in a timely manner.

     We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

Limited Ability to Evaluate Successor Management

     While it is possible that one or more of our officers and directors will remain involved in the affairs of the combined companies, it is unlikely that any of them will have ongoing executive or board level authority. While our officers and directors have substantial experience in a variety of industries, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of a particular target.

     We intend to closely scrutinize the management of a prospective target when evaluating the desirability of a business combination. However, we cannot assure you that our assessment of the skills, qualifications and abilities of management will prove to be correct. In addition, we cannot assure you that a prospective target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

     In connection with a proposed business combination, we may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a potential target will have the ability to recruit additional managers, or that any new management team members who are recruited by a target will have the requisite skills, knowledge or experience.

     Our post-effective amendment and the final prospectus will include a summary information on the identity, education and experience of the officers, directors and key personnel of the proposed target.

BUSINESS DIVERSIFICATION IS UNLIKELY

     Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to investors as soon as we agree to a business combination or acquisition with a transaction value that equals or exceeds 80% of the subscription proceeds, or $16,000 in the case of this offering. Since we intend to issue acquisition shares in connection with a business combination, any substantial acquisitions will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

     In the expected case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

VALUATION OF TARGETS

     Our ultimate business goal is to increase stockholder value by concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of the shares described in this prospectus. In furtherance of this goal, our board of directors intends to apply established metrics that are generally used in the financial and investment banking communities to determine the approximate value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

o        The target's actual and projected sales.

o        The target's actual and projected results of operations.

o        The target's actual and projected cash flows.

o        The historical book value of the target's assets.

o        The accounting policies used to determine book value.

     In most cases, our board of directors will then proceed to a consideration of a variety of subjective factors that can also have a positive or negative impact on valuation decisions, including:

o        Overall competitive conditions in the target's industry.

o        The target's competitive position within its industry.

o        The relative risks of the target's development plans.

o        The market valuation of similarly situated public companies.

o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

     Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

     The valuation of a prospective target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our officers and directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our board of directors will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our board of directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our board of directors.

FINDERS' FEES

     We will not pay any finders' fees, commissions or similar compensation to our officers and directors, or any of their respective affiliates. We will not, without the consent of the target, execute any agreement that obligates the combined companies to pay any finders' fees, commissions or similar compensation in connection with a business combination.

     We have no resources that can be used for the direct payment of finders' fees. The founder beneficially ownes 10,000,000 founder's shares. These shares will be available in connection with a business combination. If stock-based finders' fees are to be paid, they will have to be deducted from the shares that would otherwise be available to the owners of a target. Therefore, we believe the owners of the target should make all decisions respecting the payment of stock-based finders' fees.

     The final prospectus for our reconfirmation offering will include a detailed description of the material terms of the proposed business combination. This description will include a discussion of the cash payable to our founders in connection with the sale of their founder's shares, the shares that will be issued or transferred to finders and other professionals who are directly or indirectly involved in the proposed transaction, and the shares that will be issued or transferred to the current owners of a target.

NO RIGHT TO APPROVE SPECIFIC TERMS

     We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officers and directors will have the power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

     Under the laws of the British Virgin Islands, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

     Rule 419 will not give stockholders voting rights that they do not otherwise possess under the laws of the British Virgin Islands. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each investor will then be required to make an independent decision about whether he wants to remain a stockholder. Investors who do not confirm their intent to remain stockholders of our company will automatically receive a refund of their pro rata share of the funds on deposit in the Rule 419 escrow. If a sufficient number of investors reconfirm their subscriptions, we will proceed to a closing of the business combination.

     Rule 419 does not require that a fixed or predetermined percentage of the investors in this offering reconfirm their subscriptions. Instead, Rule 419 leaves that issue to negotiations between our company and the target. Since the funds on deposit in the Rule 419 escrow are not expected to be sufficient to finance the ongoing operations of the combined companies, it is possible that the target will decide that the funds are a relatively unimportant part of the overall transaction. Under these circumstances, a proposed business combination could provide for a relatively low reconfirmation threshold. Under those circumstances, investors will not necessarily be able to rely on the collective business judgment of a large number of investors in making their reconfirmation decisions.

COMPETITION

     We expect to encounter intense competition from other entities that have a business objective similar to ours. Many of these potential competitors have significant cash resources that will be available for use following a business combination. Others have outstanding warrants and/or stock purchase rights that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This obligation may place us at a competitive disadvantage in successfully negotiating a business combination.

FACILITIES AND PROPERTY

     We have no facilities or property. First Asia International Holdings Limited ("First Asia") has agreed to provide all necessary office facilities for our company. First Asia will not be entitled to receive any direct or indirect cash fees from our company, any target, or any affiliate of a target. Our officers and directors believe the facilities to be provided by First Asia will be adequate for our needs until we negotiate a business combination and complete our reconfirmation offering.

EMPLOYEES

     We have no employees. First Asia has agreed to provide all necessary administrative staff for our company. Our officers and directors believe that First Asia's existing administrative staff will be adequate for our needs until we negotiate a business combination and complete our reconfirmation offering.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

     We have filed a Form F-1 registration statement for this offering and expect that the combined companies will register our common stock under the Securities Act of 1933 upon completion of a business combination. Therefore, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

     We will not enter into a business combination agreement with a target that does not have audited financial statements meeting the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.


                                   MANAGEMENT

Officers and Directors

         The following table identifies our directors and executive officers.

        ------------------------------------ --------------------------------- ----------------------------------
                       Name                                Age                             Position
        ------------------------------------ --------------------------------- ----------------------------------
        ------------------------------------ --------------------------------- ----------------------------------
        Mr. Li Sze Tang                                     44                             Director
        ------------------------------------ --------------------------------- ----------------------------------
        ------------------------------------ --------------------------------- ----------------------------------
        Mr. Wilson Cheung                                   29                             Director
        ------------------------------------ --------------------------------- ----------------------------------

         The following is a brief account of the business experience of each of our directors and executive officers.

     Mr. Li Sze Tang has approximately twenty years of experience in various aspects of finance and investments. He received a Master's degree in science from the Imperial College of Science, Technology and Medicine from the University of London and a Master's degree in Economic Law from Zhongshan University, PRC. He is a Fellow Member of Chartered Institute of Management Accountants, the United Kingdom and the Hong Kong Society of Accountants .

     Mr. Cheung has more than five years' working experience in the investment banking and corporate finance areas. Mr. Cheung is engaging in the provision of corporate finance, financial advisory, securities placement and underwriting services. During the course of his employment, Mr. Cheung had successfully assisted a number of companies to list on both of the Main Board and GEM board of the SEHK. Mr. Cheung holds a Bachelor of Business degree from Swinburne University of Technology, Melbourne of Australia.

BOARD STRUCTURE

     Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our current board consists of two members. Mr. Li Sze Tang, one of our current directors own 100% of our voting stock and was elected to the board in connection with the organization of our company. The initial terms of our current directors will expire on the date of our first annual meeting of stockholders. Until we effect a business combination, the current members of our board will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

BOARD COMMITTEES

     We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

COMPENSATION OF OFFICERS AND DIRECTORS

     Our officers and directors do not receive any cash compensation from us. Our officers and directors may not ask for or accept any direct or indirect cash compensation for services they perform on behalf of our company. Our officers and directors may not ask for or accept any cash compensation from a target, or any officer, director, affiliate or associate of a target. Notwithstanding the generality of the foregoing, Mr. Li is a director and also a founder of our company. In connection with a business combination transaction, our founder intends to offer to sell up to 10,000,000 founder's shares to the owners of a target.

     Our officers and directors may receive reimbursement for out-of-pocket expenses they incur on our behalf. There is no limit on the amount of reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board of directors. A detailed accounting of these expense reimbursements will be included in our post-effective amendment and the related prospectus.

POTENTIAL CONFLICTS OF INTEREST

         Investors should be aware of the following potential conflicts of interest:

o Our officers and directors are not employees of our company and they are not required to devote any specific amount of time to our business.

o Our officers and directors are actively involved in other business pursuits and will face conflicts of interest in allocating their time between our affairs and their other business interests.

o Our officers and directors intend to become affiliated with entities, including blank check companies, and other public shells engaged in business activities similar to ours.

o Our officers and directors may have fiduciary obligations to more than one entity. In such an event they might be obligated to present a single opportunity to multiple entities.

o One of our directors owns founder's shares that will probably be offered for sale to others, usually the principals of a target, in connection with a business combination.

                  Therefore, it is likely that:

o A business combination will result in a series of related transactions where our company receives property for the any acquisition shares that may be sold but our directors receive cash for the founder's shares.

o Our directors will have a significant conflict of interest if they are presented with a situation where the owners of two competing targets offer different prices for the founder's shares.

o Our directors will have a significant conflict of interest if the owners of a relatively weak target are willing to pay a relatively high price for the founder's shares.

     In general, officers and directors of a British Virgin Islands corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. We cannot assure you that any of the above mentioned conflicts would be resolved in our favor.

     In order to minimize potential conflicts of interest arising from multiple corporate affiliations, each of our officers and directors has agreed to present to us, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us, until we agree to a business combination. We will not enter into a business combination with any entity where any of our officers or directors is the beneficial owner of 5% or more of the entity's common stock.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information on the beneficial ownership of our common stock as of May 30, 2003 as adjusted to reflect the sale of 2,000,000 shares to the public and as adjusted to reflect the resale of 10,000,000
founder's  shares  in  connection  with  a  business   combination.   The  table
identifies:

o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

o        Each of our officers and directors.

o        All our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.

------------------------------ --------------------------- --------------------------- ---------------------------
Names and Address of           Before This Offering        After This Offering (1)     After Combination (1)
Beneficial Owner
------------------------------ --------------------------- --------------------------- ---------------------------
------------------------------ ------------- ------------- ------------- ------------- ------------- -------------
                                  Shares       Percent        Shares       Percent        Shares       Percent
------------------------------ ------------- ------------- ------------- ------------- ------------- -------------
------------------------------ ------------- ------------- ------------- ------------- ------------- -------------
        Li Sze Tsang            10,000,000       100%       10,000,000      83.33%          0             0%
------------------------------ ------------- ------------- ------------- ------------- ------------- -------------
------------------------------ ------------- ------------- ------------- ------------- ------------- -------------

------------------------------ ------------- ------------- ------------- ------------- ------------- -------------
Note:Mr.LI is the 100% beneficial owner of First Asia International Holdings Limited.


     Each of the Company's officers and directors may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.


                              CERTAIN TRANSACTIONS

     All ongoing transactions between us and any of our officers and directors or their respective affiliates, as well as any future transactions, will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of the members of our board of directors who do not have an interest in the transaction.


                            DESCRIPTION OF SECURITIES

General

     We are authorized to issue 100,000,000 shares of common stock, par value $0.01. As of the date of this prospectus, 10,000,000 shares of common stock are outstanding, held of record by First Asia International Holdings Limited.

     After the completion of a business combination, we will have 88,000,000 shares of authorized and unissued common stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision by the board of directors to issue additional shares of common or preferred stock will reduce the percentage of our stockholders' equity that will be held by the purchasers of the shares and could result in dilution of our net tangible book value.

Common Stock

     Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders, except as noted in the next sentence, are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Upon our failure to effect our initial business combination, our existing stockholders have agreed to waive their rights to share in any such distribution with respect to common stock owned prior to the offering. Our stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Dividend Policy

     We have never paid or declared dividends on our common stock and do not intend to pay dividends before we complete a business combination. After we complete a business combination, a new management team will probably control our dividend policy. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not purchase our shares if you require current income from your investments.

Status of Investors' Shares Delivered to Escrow Agent

     The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering. Under the laws of the British Virgin Islands, the shares sold to investors and delivered to the escrow agent will be deemed to be fully paid and nonassessable stock. Such shares will, however, be subject to the subscription reconfirmation, Rule 419 escrow and additional payment requirements discussed in this prospectus.

Transfer Agent

     You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have complied with Rule 419 and the escrow agent has mailed your stock certificate to you. We do not intend to retain a transfer agent for our shares until we have negotiated a business combination transaction. Information on the company that is selected to serve as our transfer agent will be included in our final prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

General

     Upon the completion of this offering, we will have 12,000,000 shares of common stock outstanding. Upon completion of a business combination, we will have up to 12,000,000 shares of common stock outstanding. 2,000,000 shares of common stock have been registered pursuant to this registration statement. Prior to a business combination the founder may register his 10,000,000 shares for resale. Except as described below, all of these shares (if all are registered) will be freely tradable without restriction or further registration under the Securities Act.

     Under Rule 144 of the Securities Act of 1933, the term "restricted securities" includes stock that has been registered under the Securities Act of 1933, but is held by a person who is an "affiliate" of the issuer of such securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities. Therefore the term affiliate generally includes all officers, directors and owners of 10% or more of the issuer's securities.

     A stockholder's ability to resell registered shares of our stock will be dependent on (a) his status as an affiliate of our company before the business combination, (b) his status as an affiliate of the target before the business combination, and (c) his status as an affiliate of the combined companies after the business combination. The following sections discuss the general rules that will be applicable to certain broadly defined groups of stockholders.

Shares Eligible for Immediate Resale

---------------------------------------------------------- -------------------------------------------------------
Shares Eligible for Immediate Resale (if registered)       10,000,000
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
Shares sold to the public                                  2,000,000 shares that will be sold to the public.
---------------------------------------------------------- -------------------------------------------------------


     In general, the shares issued to the public, our non-affiliated advisors and the non-affiliated stockholders of the target will not be subject to any restrictions on resale under federal securities laws.

Shares Eligible for Resale, but Subject to Rule 144 for 1 year

---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
Acquisition  shares  issued to  affiliates  of target who  An  indeterminate  number of  acquisition  shares that
are not affiliates of the combined companies               may be issued to  persons  who are  affiliates  of the
                                                           target  but  are  not   affiliates   of  the  combined
                                                           companies.
---------------------------------------------------------- -------------------------------------------------------


     In general, the registered shares issued to persons who are affiliates of our company or the target before the business combination but are not affiliates of the combined companies after the business combination will be classified as "control securities" when they are issued. The holders of these shares will be required to comply with the notice, manner of sale and volume limitations of Rule 144 for a period of 1 year after the completion of a business combination. Thereafter, they will be allowed to resell their shares without legal restriction. All of our officers and directors, however, will agree in writing to abide by certain contractual resale restrictions.

---------------------------------------------------------- -------------------------------------------------------
Shares Subject to Continuing Restrictions
---------------------------------------------------------- -------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------
Acquisition shares issued to officers,  directors and 10%  An  indeterminate  number of  acquisition  shares that
stockholders                                               will be issued to persons  who are  affiliates  of the
                                                           combined companies.
---------------------------------------------------------- -------------------------------------------------------


     In general, the registered shares issued to persons who are affiliates of the combined companies will be classified as "control securities." These securities will be eligible for resale after the completion of a business combination, but the holders will be required to comply with the notice, manner of sale and volume limitations of Rule 144 for as long as they remain affiliates of the combined companies. If a person who was originally an affiliate of the combined companies subsequently becomes a non-affiliated person, the restrictions on his shares will terminate 90 days after the event that gives rise to the change in status.

Rule 144

     Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities.

     For restricted securities acquired by non-affiliates in an exempt transaction, Rule 144 generally prohibits resale transactions during the first year, permits limited resale transactions during the second year, and permits unrestricted resale transactions after the securities have been held for at least 2 years.

     For restricted securities acquired by affiliates in an exempt transaction, Rule 144 generally prohibits resale transactions during the first year and then treats those securities as "control securities."

     Under Rule 144 as currently in effect, a holder of "control securities," or restricted securities that are eligible for limited resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

o        1% of the number of shares of common stock then outstanding, or

o The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     To the extent that shares of a company are only listed on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.


                              PLAN OF DISTRIBUTION

Conduct of the Offering

     We are offering to sell 2,000,000 shares of common stock for $0.01 per share. We will sell the shares on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. We are currently planning to conduct the offering without employing a professional underwriter. Therefore, we do not expect to pay any underwriters' discounts, selling commissions or finders' fees in connection with the offering.

     Our officers and directors will personally distribute the prospectus to prospective investors whom we believe may be interested, or who have contacted us expressing an interest in evaluating an investment in our shares. While each of our officers and directors is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they will not be deemed to be brokers because:

1. they are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act;

2. they will not be compensated in connection with their participation in the sale of our shares by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

3. they will be not an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

4.       they will restrict their participation to the following activities:

i. preparing written communications and delivering them through the mails or other means that do not involve their oral solicitation of a potential purchaser;
ii. responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response will be limited to information contained in our registration statement and this prospectus; and

iii. performing ministerial and clerical work involved in effecting any transaction.


     As of the date of the prospectus, we have not retained any broker-dealers to assist in the sale of the shares to investors. However, our board of directors has reserved the right to enter into an underwriting contract with one or more broker-dealers on a "best efforts" or "firm commitment" basis. If we ultimately decide to enter into such an agreement, commissions and expenses within the guidelines of the National Association of Securities Dealers will be negotiated. In the event we enter into an underwriting or other agreement with a broker-dealer, we will halt sales and file an amendment to our registration statement. However, we have no present intention of using a broker-dealer.

     We intend to offer shares to persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. No person or group has made any commitment to purchase any or all of the shares offered by us.

     We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities until we have fully complied with the requirements of Rule 419 and forwarded a notice of completion to the escrow agent. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their shares. We will not attempt to exercise any influence over investors' decisions.

How to Subscribe

     We will sell the shares on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. Investors may subscribe to purchase shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.01 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "____________ Bank - Subscription Escrow Agent for Apex Wealth Enterprises Limited."

     We will deposit your money in a subscription escrow until we have received subscriptions for 2,000,000 shares. If all 2,000,000 shares are not purchased within 90 days, we will terminate the offering and refund your money, together with any interest we earn on the subscription escrow. When we have sold all 2,000,000 shares and deposited $20,000 in our subscription escrow, we will establish a separate "Rule 419 escrow" with _______________ as escrow agent. Promptly thereafter, we will instruct the subscription escrow agent to release 10% of the subscription proceeds to us and transfer 90% of the subscription proceeds, together with any previously earned interest income, to the Rule 419 escrow. The escrowed funds will be retained in the Rule 419 escrow until we complete a business combination transaction or the escrow agent disburses the escrowed funds to investors.

     If we sell all 2,000,000 shares, we will not separately account for interest earned on the subscription escrow. Instead, all interest income from the subscription escrow will be added to the proceeds of the offering. Thereafter, the amount of escrowed funds on any given date will equal the sum of
(a)  $20,000  in  subscription   proceeds,   (b)  the  interest  earned  on  the
subscription escrow, and (c) the interest earned on the escrowed funds. If we are required to make a distribution to investors from the Rule 419 escrow, the escrow agent will determine the balance of escrowed funds as of the distribution date, and then divide that balance by 2,000,000 to arrive at a per share distribution value.

     Our officers and directors will not be permitted to purchase shares in connection with this offering. This prohibition will also apply to immediate family members of our officers and directors who live in the same household.


                                     EXPERTS

     The financial statements included in this prospectus have been audited by PKF, CPA, Hong Kong, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  LEGAL MATTERS

         We are not a party to any legal proceedings.

     Heller Ehrman White & McAuliffe LLP has been primarily responsible for the preparation and filing of our registration statement.

     The law firm of Conyers, Dill & Pearman, British Virgin Islands, has given us its opinion that upon issuance, the shares will be duly authorized, legally issued, fully paid and non assessable common stock of our company. Conyers, Dill & Pearman has not passed on any other legal matters in connection with this offering.


                             ADDITIONAL INFORMATION

     We have filed a Form F-1 registration statement under the Securities Act of 1933 with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at:

                           Room 1024, Judiciary Plaza,
                             50 Fifth Street, N.W.,
                          Washington, D.C. 20549-1004,

and at the SEC regional offices located at:

                            Northwest Atrium Center,
                      500 West Madison Street, 14th Floor,
                            Chicago, Illinois 60661.

     The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains our Form F-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

                                   APPENDIX I

                            COMPLETE TEXT OF RULE 419
                                (17 CFR 230.419)
                                 Appendix I - 1

Rule 419 -- Offerings by Blank Check Companies

         (a)      Scope of the rule and definitions.

         (1) The provisions of this section shall apply to every registration statement filed under the Act relating to an offering by a blank check company.

         (2) For purposes of this section, the term "blank check company" shall mean a company that:

         (i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

         (ii) Is issuing "penny stock," as defined in Rule 3a51-1 (17 CFR 240.3a51-1) under the Securities Exchange Act of 1934 ("Exchange Act").

         (3) For purposes of this section, the term "purchaser" shall mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.

         (b)      Deposit of securities and proceeds in escrow or trust account

 (1) General.

     (i) Except as otherwise provided in this section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:

     (A) An escrow account maintained by an "insured depository institution," as that term is defined in section 3(c)(2) of the Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)); or

     (B) A separate bank account established by a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1 (17 CFR 240.15c3-1), in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.

     (ii) If funds and securities are deposited into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with 12 CFR 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.

     (2) Deposit and investment of proceeds. (i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

     (ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

     (iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

     (iv) Deposited proceeds shall be invested in one of the following:

     (A) An obligation that  constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act (12 U.S.C. 1813 (1));

     (B) Securities of any open-end investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.) that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and
(c)(4) of 17 CFR 270.2a-7 (Rule 2a-7) under the Investment Company Act; or

     (C) Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States. NOTE TO SEC. 230.419(B)(2)(IV):
Issuers are cautioned that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

     (v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

     (vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

         (3)      Deposit  of  securities.

     (i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also 17 CFR 240.15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

     (ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

     (iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

     (4) Escrow or trust agreement. A copy of the executed escrow or trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)(2), (b)(3), and (e)(3) of this section.

     (5) Request for supplemental information. Upon request by the Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.

     NOTE TO SEC. 230.419(B): With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 15c2-4 (17 CFR 240.15c2- 4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

     (c) Disclosure of offering terms. The initial registration statement shall disclose the specific terms of the offering, including, but not limited to:

     (1) The terms and provisions of the escrow or trust agreement and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers' funds resulting from deposits in excess of the insured amounts; and

     (2) The obligation of the registrant to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e) of this section.

     (d) Probable acquisition post-effective amendment requirement. If, during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post- effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

     (e) Release of deposited and funds securities--(1) Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

     (i) Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

     (ii) Discloses the results of the initial offering, including but not limited to:

     (A) The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and

     (B) The specific amount, use and application of funds disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

     (iii) Discloses the terms of the offering as described pursuant to paragraph (e)(2) of this section.

     (2) Terms of the offering. The terms of the offering must provide, and the registrant must satisfy, the following conditions.

     (i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

     (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

     (iii) The acquisition(s) meeting the criteria set forth in paragraph (e)(1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and

     (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

     (3) Conditions for release of deposited securities and funds. Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

     (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and (e)(2)of this section have been met; and

     (ii)  Consummation  of  an  acquisition(s)   meeting  the  requirements  of
paragraph (e)(2)(iii) of this section.

     (4) Prospectus supplement. If funds and securities are released from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

     NOTES TO SEC. 230.419(E): 1. WITH RESPECT TO A BLANK CHECK OFFERING SUBJECT TO BOTH RULE 419 AND EXCHANGE ACT RULE 10B-9 (17 CFR 240.10B-9), THE REQUIREMENTS OF RULE 10B-9 ARE APPLICABLE ONLY UNTIL THE CONDITIONS OF THE OFFERING GOVERNED BY THAT RULE ARE MET (E.G., REACHING THE MINIMUM IN A
"PART-OR-NONE" OFFERING). WHEN THOSE CONDITIONS ARE SATISFIED, RULE 419 CONTINUES TO GOVERN THE USE OF OFFERING PROCEEDS.

     2. IF THE BUSINESS(ES) OR ASSETS ARE ACQUIRED FOR CASH, THE FAIR VALUE SHALL BE PRESUMED TO BE EQUAL TO THE CASH PAID. IF ALL OR PART OF THE CONSIDERATION PAID CONSISTS OF SECURITIES OR OTHER NON-CASH CONSIDERATION, THE FAIR VALUE SHALL BE DETERMINED BY AN ACCEPTED STANDARD, SUCH AS BONA FIDE SALES OF THE ASSETS OR SIMILAR ASSETS MADE WITHIN A REASONABLE TIME, FORECASTS OF EXPECTED CASH FLOWS, INDEPENDENT APPRAISALS, ETC. SUCH VALUATION MUST BE REASONABLE AT THE TIME MADE.

         (f)      Financial statements. The registrant shall:

     (1) Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303(a) of Regulation S-K (17 CFR 229.303(a)), no later than 90 days after the end of such fiscal year; and

     (2) File the financial statements and additional information with the Commission under cover of Form 8-K (17 CFR 249.308); provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to Section 13(a) or 15(d) of the Exchange Act.

                         APEX WEALTH ENTERPRISES LIMITED


                              FINANCIAL STATEMENTS

                        FOR THE PERIOD ENDED MAY 30, 2003

                                                      INDEX

                                                                                                           Page

         Independent Auditors' Report                                                                      F-2

         Balance Sheet as of May 30, 2003                                                                  F-3

         Statement of Operations for the period ended May 30, 2003                                         F-4

         Statement of Stockholders' Equity for the period ended May 30, 2003                               F-5

         Statement of Cash Flows for the period ended May 30, 2003                                         F-6

         Notes to the Financial Statements                                                                 F-7



INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Apex Wealth Enterprises Limited



     We have audited the accompanying balance sheet of Apex Wealth Enterprises Limited as of May 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from April 8, 2002 (date of incorporation) to May 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Wealth Enterprises Limited as of May 30, 2003, and the results of its operations and its cash flows for the period from April 8, 2002 (date of incorporation) to May 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF
_______________________________
PKF Certified Public Accountants
Hong Kong



8th September 2003

                         Apex Wealth Enterprises LIMITED

                                  BALANCE SHEET

                               AS OF May 30, 2003

                                                                                          Note                  US$

ASSETS

Current assets
    Cash and cash equivalents                                                                               100,256
                                                                                                    ----------------

Total assets                                                                                                100,256
                                                                                                    ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Amount due to a director                                                                 2                3,046
    Accrued expenses                                                                                          1,282
                                                                                                    ----------------

    Total liabilities                                                                                         4,328
                                                                                                    ----------------
                                                                                                    ----------------

Commitments and contingency
Stockholders' equity
     Common stock, US$0.01 par value: 100,000,000 shares                                                    100,000
       authorised: 10,000,000 shares issued and outstanding at
       May 30, 2003
    Accumulated deficit                                                                                      (4,072 )
                                                                                                    ----------------

Total stockholders' equity                                                                                   95,928
                                                                                                    ----------------
                                                                                                    ----------------

Total liabilities and stockholders' equity                                                                  100,256
                                                                                                    ================

                         Apex Wealth Enterprises LIMITED

                             STATEMENT OF OPERATIONS

                        FOR THE PERIOD ENDED May 30, 2003



                                                                                          Note                  US$

Revenue                                                                                                           -

Expenses
     Formation expenses                                                                                       1,026
     General and administrative expenses                                                                      3,046
                                                                                                    ----------------

Loss from operations                                                                                         (4,072 )
Income taxes                                                                                 3                    -
                                                                                                    ----------------
                                                                                                    ----------------

Net loss                                                                                                     (4,072 )
                                                                                                    ================

                         APEX WEALTH ENTERPRISES LIMITED

                        STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE PERIOD FROM APRIL 8, 2002 TO MAY 30, 2003




                                            Common stock
                                   ----------------------------
                                   ----------------------------
                                                                      Accumulated
                                         Shares         Amount            deficit         Total
                                                           US$                US$           US$

Issuance of common stock             10,000,000        100,000                  -       100,000

Net loss                                      -              -             (4,072 )      (4,072 )
                                   -------------   ------------  -----------------   -----------

Balance, May 30, 2003                10,000,000        100,000             (4,072 )      95,928
                                  ==============   ============  =================   ===========
                                   =============   ============  =================   ===========


                         APEX WEALTH ENTERPRISES LIMITED

                             STATEMENT OF CASH FLOWS

                        FOR THE PERIOD ENDED May 30, 2003

                                                                                                                US$
Cash flows from operating activities :
    Net loss                                                                                                 (4,072 )
    Changes in liabilities :
        Increase in accrued expenses                                                                          1,282
                                                                                                    ----------------

    Net cash used in operating activities                                                                    (2,790 )
                                                                                                    ----------------
                                                                                                    ----------------

Cash flows from financing activities :
    Proceeds from issuance of common stock                                                                  100,000
    Advance from a director                                                                                   3,046
                                                                                                    ----------------
                                                                                                    ----------------

    Net cash provided by financing activities                                                               103,046
                                                                                                    ----------------

Net change in cash and cash equivalents and
    cash and cash equivalents, end of period                                                                100,256
                                                                                                    ================



                         APEX WEALTH ENTERPRISES LIMITED


                          NOTES TO FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED MAY 30, 2003

         1.       Nature of business and significant accounting policies


         The Company

     The  purpose  of  Apex  Wealth  Enterprises   Limited  ("the  Company")  is
investment holding.

     The Company was incorporated under the International Business Companies Act of the British Virgin Islands on April 8, 2002 as a company with limited liability with authorised capital of US$50,000 divided into 50,000 shares of common stock at US$1 par value.

     On August 1, 2002, the authorised capital had been subdivided into 500,000 shares of common stock at US$0.1 par value. On May 12, 2003, the authorised capital was increased to US$1,000,000 divided into 100,000,000 shares of common stock at US$0.01 par value.

     The Company has no activity during the period.

     Cash and cash equivalents

     Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less.

     Income taxes

     The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognised for all significant temporary differences between tax and financial statements bases of assets and liabilities.

     Foreign currency translation and transactions

     The Company uses Hong Kong dollars ("HK$") as the functional currency. Transactions denominated in currencies other than HK$ are translated into HK$ at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into HK$ at rates of exchange at the balance sheet dates. Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

                         APEX WEALTH ENTERPRISES LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                        FOR THE PERIOD ENDED MAY 30,2003

         1.       Nature of business and significant accounting policies


     Foreign currency translation and transactions (cont'd)

     For financial reporting purposes, HK$ has been translated into United States dollars ("US$") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income - foreign currency translation adjustments". Gains and losses resulting from foreign currency transactions are included in other comprehensive income (expenses).

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     2. Amount due to a director


         The amount is interest free, unsecured and repayable within one year.

     3. Income taxes


         The Company has net operating loss at May 30, 2003 for Hong Kong profits tax purpose.

     4. Commitments and contingencies


         There was no significant commitments or contingent liabilities as of May 30, 2003.

    5.   Concentrations of Credit Risk

Cash and cash equivalents are financial instruments that potentially subject the Company to concentrations of credit risk.

                                       PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee                                                      $1,000
Securities and Exchange Commission Registration Fee               $162
U.S. Legal Fees                                                $20,000
British Virgin Islands Legal Fees                               $1,500
Accounting Fees                                                 $1,500
Printing Fees                                                     $500

TOTAL                                                          $24,622
                                                               =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our organizational documents provide, in general, that we shall indemnify our directors and officers, from and against all actions, proceedings, costs, charges, losses, damages, and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information relating to all securities of Registrant sold by it since April 8, 2002, the date of Registrant's inception. All of such shares of common stock were purchased on April 21, 2002 and May 12, 2002, respectively, at a price of $.01 per share, which was paid in cash.

---------------------------------------------- ---------------- ---------------------------------------------------
Name                                           Date             Number of Shares
---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
First Asia International Holdings Limited      4/21/2002        1,000,000 (after stock split)
---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
First Asia International Holdings Limited      5/12/2003        9,000,000
---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
Total                                                           10,000,000
                                                                ==========
---------------------------------------------- ---------------- ---------------------------------------------------


     Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1      Registrant's Memorandum and Articles of Association

4.1      Form of certificate evidencing shares of common stock

5.1 Form of Opinion of Conyers Dill and Pearman, respecting legality of common stock

10.1     Proposed Form of Subscription Escrow Agreement by and between the
         Registrant and        _________________ Bank as escrow agent

10.3     Proposed Form of Rule 419 escrow Agreement by and between the
         Registrant and   ______________ Bank as escrow agent

23.1     Consent of PKF, CPA.

23.2     Form of Consent of Conyers Dill and Pearman (included in Exhibit 5.1)

24.1     Power of Attorney (included on the signature page of Part II of this
         Registration       Statement)

(b)      Financial Statement Schedule(s)

         None required

ITEM 17. UNDERTAKINGS

         Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the to the registration statement to include any financial statements required by paragraph 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 1a4 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, SAR on the 16th day of September, 2003.

                                         Apex Wealth Enterprises Limited


                                          _____/s/ Li Sze Tang________________
                                                   Chairman of the Board


     Each of the officers and directors of Apex Wealth Enterprises Limited whose signature appears below hereby constitutes and appoints Li Sze Tang, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form F-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated

---------------------    ---------------------   ----------------------
     Signature                 Title                     Date



--------------------- ---------------------- ------------------------
/s/ Mr. Wilson Cheung         Director             September 18, 2003

-------------------  ---------------------- -------------------------